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                        GRENACHE VINEYARD MANAGEMENT AGREEMENT



This Vineyard Management Agreement (the "Agreement") is made and entered into as of the 1st day of April, 1995, by and between Scheid Vineyards and Management Co., a California corporation (hereinafter "SCHEID") and Joseph Phelps Vineyards, a California corporation (hereinafter "JPV").

A. SCHEID is the general partner of Vineyard Investors 1972, a limited partnership (hereinafter "VI-72").

B. VI-72 owns a vineyard of approximately 407 acres (the "Wild Horse Vineyard") situated in Monterey County, and more particularly described in Exhibit A hereto.

C. Simultaneously with the execution of this Agreement, JPV is entering into a lease agreement with VI-72 (the "Vineyard Lease Agreement") pursuant to which JPV will lease an approximate 28-acre portion of the Wild Horse Vineyard currently planted to the winegrape variety Grenache (hereinafter "Grenache Vineyard"), and more particularly described in Exhibit B hereto.

D. JPV desires to engage SCHEID to farm and manage the Grenache Vineyard and SCHEID desires to perform such services, all on the terms and conditions set forth in this Agreement.

                                      AGREEMENT

In consideration of the mutual covenants contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

SECTION 1.         MANAGEMENT OF THE VINEYARD

     1.1 ENGAGEMENT OF SCHEID. On the terms and conditions set forth in this Agreement, JPV hereby engages SCHEID as an independent contractor to farm and manage the Grenache Vineyard, as specifically described in Exhibit B, on an exclusive basis, and SCHEID hereby accepts such engagement.

         SCHEID shall not be required to farm and manage the Grenache Vineyard as its sole and exclusive function, and it


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retains the right to have other business interests and may engage in other activities, including but not limited to performance of farm management services for itself and for parties other than JPV, whether or not in conflict with the business interests and activities of JPV.

     1.2 DUTIES AND RESPONSIBILITIES OF SCHEID. In farming and managing the Grenache Vineyard, SCHEID agrees to perform or cause to be performed in a timely, efficient and economical manner, all acts and services which reasonably may be necessary or desirable in order to ensure that the Grenache Vineyard is cared for, maintained and operated as a winegrape vineyard. SCHEID hereby represents and warrants that it has, or will obtain, all necessary licenses and permits to perform all services and tasks envisioned hereunder. In performing its duties and obligations hereunder, SCHEID shall:

         A. Follow the viticultural requirements reasonably requested by JPV to produce fruit of premium quality and fully developed varietal character;

         B.   Prune, sucker, thin and leaf pull the Grenache Vineyard;

         C.   Irrigate, fertilize and cultivate the Grenache Vineyard;

         D.   Control weeds, diseases and pests in the Grenache Vineyard;

         E. Care for and maintain wells, pumps, pipelines, irrigation systems and other improvements on the Grenache Vineyard;

         F. Harvest the grapes grown on the Grenache Vineyard and deliver them to such point of delivery as JPV shall designate; and,

         G. Provide labor, machinery, equipment and materials reasonably required or useful to manage the Grenache Vineyard to accomplish the foregoing.

     1.3 AUTHORITY OF MANAGER. SCHEID shall have general power and authority to perform its duties and obligations hereunder, and


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to act in all matters relating to or concerning the care, maintenance and operation of the Grenache Vineyard as a winegrape vineyard.

     1.4 SCHEID TO CONSULT WITH JPV. SCHEID agrees to keep JPV or JPV's designated agent fully advised on at least a monthly basis, and in any event at such time as the circumstances reasonably require, of the progress of the Grenache Vineyard.

SCHEID specifically agrees to advise JPV or JPV's designated agent of all events which materially adversely affect or might reasonably be expected to materially adversely affect the growth or development of the Grenache Vineyard and/or the amount or quality of the winegrapes produced and harvested therefrom. To this end SCHEID agrees to consult with JPV or JPV's designated agent as to any major decisions which are not included in the "Plan", or the "Budget", as described in
Section 1.6 below, and which may arise with respect to the Grenache Vineyard, and to obtain the written consent of JPV or of JPV's designated agent prior to making and implementing any such decision.

     1.5 EMERGENCIES. Notwithstanding the fact that SCHEID may be required to obtain the consent of JPV or JPV's designated agent under this Agreement before taking certain actions, in the event emergency circumstances arise with respect to the Grenache Vineyard which would require prompt action on the part of a reasonably prudent vineyard farmer, and in the event time does not reasonably permit the obtaining of any required consent hereunder or such consents otherwise are not reasonably obtainable, SCHEID may take all actions which under the circumstances would be taken by a reasonably prudent vineyard farmer to prevent or mitigate damage, and any such actions shall be taken in accordance with the standards set forth herein.

     1.6 PLAN AND BUDGET SUBMITTED BY SCHEID BEFORE THE GROWING SEASON. On or before December 31 of each year during the term of this Agreement, SCHEID agrees to submit to JPV a written plan (the "Plan") and budget (the "Budget") covering the next growing season. Representatives of SCHEID and JPV will meet to discuss, revise (if necessary) and approve the Plan and Budget within ten (10) days following its submission by SCHEID to JPV. The parties agree that JPV shall have the final word on approval of the Budget and the Plan.


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Attached as Exhibit C hereto is the Budget for the period January 1, 1995 through December 31, 1995 (the calendar year which defines the 1995 Grenache Vineyard management year and each calendar year thereafter, hereafter referred to as "Farm Year") which has been approved by JPV.

Attached as Exhibit D hereto is the Plan, as prepared and submitted by SCHEID for the 1995 Farm Year which has been approved by JPV.

     1.7 THE PLAN. The Exhibit D Plan does, and future Plans shall, set forth for the Grenache Vineyard the following information with respect to the growing season in question:

         A. The approximate amount and timing of irrigation which SCHEID expects to undertake under normal conditions;

         B. The approximate amount and types of nitrogen-containing fertilizers and other nutrients which SCHEID expects to apply, and the expected times of application;

         C. Any significant change from pruning and vine training techniques followed by SCHEID in the past, and any specific plans for thinning;

         D. SCHEID'S proposed plan to control weeds, diseases, pests and animals on the Grenache Vineyard, including birds; and,

         E. Such other information as JPV reasonably may request concerning viticultural practices which may be followed by SCHEID.

     1.8 THE BUDGET. The Exhibit C Budget does, and future Budgets shall, set forth, as to each month, a reasonable estimate for the budget period in question of the amount of each of the items constituting the "Direct Farming Costs" (as defined below) with respect to the Grenache Vineyard which shall be reimbursed by JPV to SCHEID. For purposes of this Agreement, the term "Direct Farming Costs" shall mean all ordinary and necessary expenses incurred by SCHEID in providing the services and performing the


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duties and obligations required of SCHEID under this Agreement, including but not limited to:

         A.   Pruning, tying, suckering, thinning and leaf removal;

         B.   Pest control including rodents and insects;

         C. Spray operations including herbicides and disease control;

         D.   Cultivation, fertilization, mowing, hoeing and vine trimming;

         E.   Irrigation;

         F.   General maintenance, and erosion control;

         G.   Harvest and delivery.

Direct Farming Costs shall not include amounts paid by SCHEID for salaries, bonuses, vacation pay, insurance and other fringe benefits to its office and/or management personnel.

     1.9 PERFORMANCE OF OBLIGATIONS IN ACCORDANCE WITH PLAN AND BUDGET. Upon adoption of a Plan and a Budget by SCHEID and JPV in accordance with Section 1.6 above, SCHEID shall perform its obligations hereunder in accordance therewith.

     1.10 REPORT BY SCHEID AFTER GROWING SEASON. SCHEID agrees to supply to JPV on or before December 31 of each year during the term hereof a written report (the "Report") setting forth in reasonable detail for the Farm Year for which the Report is given, the major farming activities relating to fertilizer, irrigation, pesticides, yields and sugar contents with respect to the Grenache Vineyard, and to make available to JPV or JPV's designated agent, all records for such Farm Year for which the Report is given concerning the tasks described in Section 1.8 herein.

The foregoing records also shall contain information concerning other significant viticultural practices followed by SCHEID which JPV reasonably may request from time-to-time during the term hereof.


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SECTION 2.         EXPENSE STATEMENTS AND PAYMENTS

     2.1 REIMBURSEMENT OF DIRECT FARMING COSTS. In addition to paying SCHEID the compensation provided in Section 8 below, JPV shall reimburse SCHEID for all Direct Farming Costs incurred by SCHEID as defined in Section 1.8 above.

     2.2 MONTHLY REQUIREMENT. On or before the fifth business day of each month, JPV shall advance to SCHEID an amount equal to that month's approved Budget amount plus any out-of-pocket expenses incurred by SCHEID or less any advanced funds not expended in accordance with a previously received Budget Reconciliation (as defined below). On or before the twentieth calendar day of each month, SCHEID shall deliver to JPV a written statement (the "Budget Reconciliation") which shall include in detail, for the month just ended, the Direct Farming Costs paid by SCHEID, any out-of-pocket expenses incurred by SCHEID in excess of that month's advanced budget amount and any advanced funds not expended in that month. It is acknowledged and understood that farming is subject to many variables, including weather, and it is not always possible to make expenditures according to the Budget.

SECTION 3.         ACCESS TO INFORMATION

     3.1 WHAT SCHEID MUST MAKE AVAILABLE TO JPV. SCHEID agrees to make available and supply to JPV, following reasonable notice and during normal business hours, all information, documents, records and reports which JPV reasonably may request in order to permit JPV or its designated agents to verify or determine:

         A. Any of the amounts, calculations or items set forth in the Budget or on any of the statements described in Section 1.6 above;

         B. Any of the viticultural practices employed by SCHEID with respect to the Grenache Vineyard;

         C. Compliance by SCHEID with the terms and provisions of this Agreement;

         D. Compliance by SCHEID with all federal, state and local laws and regulations; and,


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         E.   That SCHEID has, in effect, all required licenses and permits reasonably required to perform its duties and obligations hereunder.

SECTION 4.         TERM AND TERMINATION

     4.1 TERM. This Agreement shall become effective on April 1, 1995 and shall remain in effect for three (3) harvest seasons until December 31, 1997. JPV may extend this Agreement by one (1) additional year to December 31, 1998 by giving written notice to SCHEID of its desire to do so on or before July 1, 1997.

SECTION 5.         HAZARDS OF FARMING

     5.1 SCHEID NOT LIABLE FOR CERTAIN DAMAGE OR LOSS. SCHEID shall not be liable to JPV for any failure to perform any of its duties or obligations hereunder, or for any loss or damage of any kind, so long as such failure to perform or loss or damage is the result of any Act of God or any normal hazard of farming, including, without limitation, rain, hail, heat, frost, drought, flooding, windstorm or other action of the elements, strike, work slow-down, worker unavailability, fire, truck, car, rail, labor, equipment or material shortage or unavailability, freight embargo, governmental action or any other cause beyond SCHEID'S reasonable control.

SECTION 6.         INSURANCE

     6.1 SCHEID TO PROVIDE INSURANCE. SCHEID shall, at its expense, maintain throughout the term hereof the following insurance policies:

         A. LIABILITY. SCHEID shall provide public liability and property damage insurance insuring JPV and SCHEID, their respective officers, directors, shareholders, employees, agents, and representatives, against any liability for accidents occurring on the Grenache Vineyard or for any injury or damage of any nature claimed to have resulted from or in any way connected with the activities of the person or entity insured in connection with the operation of the Grenache Vineyard in amounts not less than $1,000,000 for each occurrence. SCHEID shall also direct that its contractors or subcontractors employed in the


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         operations of the Grenache Vineyard carry liability insurance and shall require and maintain in its files written documentation of such coverage.

         B. WORKER'S COMPENSATION. SCHEID shall provide Worker's Compensation insurance insuring SCHEID'S employees engaged in the operation of the Grenache Vineyard under this Agreement. SCHEID shall also direct that its contractors or subcontractors employed in the operations of the Grenache Vineyard carry Worker's Compensation insurance for the benefit of their employees, and shall require and maintain in its files, with copies to JPV, written documentation of such coverage.


SECTION 7               MANAGEMENT FEE

     7.1  MONTHLY FEE.  The monthly management fee to be paid in advance each
month by JPV to SCHEID for services rendered hereunder, shall be [      ]*
dollars ($[ ]*) for each acre of the Grenache Vineyard. This management fee is included in the Budget and its payment procedure is described in Section 2.2 above.

SECTION 8               MISCELLANEOUS

     8.1 ASSIGNMENT. Neither SCHEID nor JPV shall assign or transfer this Agreement or any interest herein or suffer any such assignment by operation of law without the prior written consent of the other party; provided, however, that either party may without the other party's consent assign this Agreement to any wholly-owned subsidiary of that party if:

         A. such subsidiary shall assume in a writing reasonably satisfactory to the other party all of the assigning party's obligations hereunder, and

         B. the assigning party shall fully guarantee such subsidiary's performance hereunder in a writing reasonably satisfactory to the other party.

     8.2 INTERPRETATION. Each of the parties agrees that it has reviewed and revised this Agreement and the normal rule of construction to the effect that any ambiguities are to be resolved

-----------------
*   Confidential Treatment Requested for Redacted Portion.


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against the drafting party shall not be employed in the interpretation of this
Agreement or any revision or addenda hereto. In this Agreement, captions of sections and paragraphs are for convenience of reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions hereof.

     8.3 LABOR AND EQUIPMENT. SCHEID shall be solely responsible for selecting and hiring its own employees and for their supervision, direction and control. Moreover, SCHEID shall be solely responsible for setting wages, benefits, hours and working conditions for such employees; for furnishing, during the entire period of this Agreement, Worker's Compensation insurance coverage; for paying wages and social security; for paying unemployment insurance and disability insurance contributions; and for withholding taxes with respect to such employees.

     8.4 SOLE AGRICULTURAL EMPLOYER. SCHEID acknowledges and agrees that SCHEID is the sole agricultural employer of persons engaged to perform agricultural services pursuant to this Agreement. In performing its duties and obligations under this agreement, SCHEID shall direct the operation of its labor and equipment in all respects and shall determine the method, means and manner of its performance.

    8.5 EMPLOYMENT OF OTHERS. SCHEID may contract with other entities to furnish portions of the services required of SCHEID under this Agreement. SCHEID shall remain fully liable and responsible to JPV for the adequacy of any such services.

    8.6 DELIVERY OF STATEMENTS, NOTICES AND PAYMENTS. All statements, notices, demands and requests which are required to be sent or permitted to be given to another party under this Agreement shall be in writing, and shall be provided in person or sent by U.S. Mail to the recipient party at the address shown below. Notices are effective upon receipt. Two (2) copies of any notice must be sent to both parties as follows:

JPV

    One copy to:                       Second copy to:

    Joseph Phelps                      Craig Williams


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    Joseph Phelps Vineyards            Joseph Phelps Vineyards
    200 Taplin Road                    200 Taplin Road
    P.O. Box 1031                      P.O. Box 1031
    St. Helena, CA  94574              St. Helena, CA  94574


SCHEID

    One copy to:                       Second copy to:

    Scott D. Scheid                    Kurt Gollnick
    Scheid Vineyards and               Scheid Vineyards and
    Management Co.                     Management Co.
    13470 Washington Blvd. Ste. 300    1972 Hobson Avenue
    Marina del Rey, CA  90292          Greenfield, CA  93927

     8.7 ATTORNEY FEES AND COSTS. If legal action or other proceeding is brought for the enforcement of this Agreement or because of any alleged dispute, breach, default or misrepresentation in connection with the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorney fees and other costs incurred in that action or proceeding in addition to any other relief to which such party may be entitled.

     8.8 RELATIONSHIP OF THE PARTIES. Nothing contained in this Agreement shall be deemed or construed by the parties or by a third party to create the relationship of principal and agent or of partnership or of joint venture or of any association between JPV and SCHEID, and neither shall any of the provisions contained in this Agreement nor any act of the parties be deemed to create any relationship between JPV and SCHEID, other than the relationship of SCHEID as an independent contractor of JPV.

     8.9 SEVERABILITY. If any part or parts of this Agreement are found to be illegal or unenforceable, the remainder shall be considered severable, shall remain in full force and effect, and shall be enforceable.

     8.10 GOVERNING LAW. This Agreement shall be governed by, construed and enforced in accordance with and subject to the laws of the State of California.


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     8.11  SURVIVAL OF COVENANTS.  The covenants set forth in this Agreement are intended to, and shall survive termination of, this Agreement.

     8.12 ACCESS BY JPV. JPV employees shall, at all times, have right to access to the Grenache Vineyard.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                        Joseph Phelps Vineyards


                        By:   /s/ Craig Williams
                              ----------------------------

                        Its:  V.P. Production
                              ----------------------------

                        Scheid Vineyards and Management Co.


                        By:   /s/ Scott D. Scheid
                              ----------------------------

                        Its:  Vice President
                              ----------------------------


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